Exhibit 10.62

*PORTIONS OF THIS SECOND AMENDMENT TO STEAM SERVICES CONTRACT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Second Amendment to Steam Service Contract Between
Southwest Iowa Renewable Energy, LLC
and
MidAmerican Energy Company

           MidAmerican Energy Company, an Iowa corporation, (“Company”) and Southwest Iowa Renewable Energy, LLC, an Iowa limited liability corporation, (“Customer”) hereby agree to this second amendment to their Steam Service Contract, as amended, (“Contract”) dated January 22, 2007, concerning Company’s supply of steam to Customer’s ethanol production facility located in Council Bluffs, Iowa.  Company and Customer are sometimes hereinafter collectively referred to as the “Parties.” For good and valuable consideration, the adequacy of which is hereby acknowledged by both Parties, the Parties agree to amend the Contract as follows:

1.  Notwithstanding any other provision of the Contract to the contrary, the Parties hereby agree that the Net Steam Rate, under the Contract, shall be $* per million Btu for the period of time from January 1, 2009 until such time as the noncondensing steam turbine-generator system to be provided by SIRE as described in Article VIII, Section 2c is in service, commissioned per prudent utility practice, fully operational, and ownership transferred to the Company.  At such time as the said noncondensing steam turbine-generator system is in service, commissioned per prudent utility practice, fully operational, and ownership transferred to the Company, the said Net Steam Rate shall be the $* per million Btu rate that is prescribed in the Contract for the first three years of the Contract term, and the Net Steam Rate shall be adjusted thereafter (beginning no later than February 1, 2012) as provided for in the Contract.

* OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.  All other provisions of the Contract shall remain unchanged.

           The foregoing change to the Contract is agreed to by the Parties and shall be effective on the 1st day of January, 2009.

MidAmerican Energy Company			Southwest Iowa Renewable Energy, LLC
By:	/s/ William Fehrman	By:	/s/ Mark Drake
Title:	President	Title:	President and CEO